Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated June 17, 2020, relating to the balance sheet of RedBall Acquisition Corp. as of June 10, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from June 10, 2020 (inception) through June 10, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 5, 2020